BY-LAWS

                      BILLING SERVICES INTERNATIONAL, INC.

                                   ARTICLE I
                                  SHAREHOLDERS


         Section 1.1. Annual Meetings. The Annual Meeting of Shareholders of the Corporation shall be held on the second Tuesday in January in each year if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at 9:00 a.m., at the office of the Corporation or at such other hour or at such other place within or without the State of Connecticut as the Board of Directors may designate. The Secretary or an Assistant Secretary or such other officer of the Corporation designated by the Board of Directors shall serve personally or send through the mail a written notice of meeting, stating the place, day and hour of such meeting, addressed to each Shareholder of record entitled to vote, at his address as it appears on the books of the Corporation not less than ten days before the meeting. At any meeting at which all Shareholders shall be present, or of which all Shareholders not present waive notice in writing (such waiver being executed either before or after the holding of the meeting), the giving of notice as required herein may be dispensed with.

         Section 1.2. Special Meetings. Special meetings of Shareholders, other than those required by statute, may be called at any time by the President or by a majority of the Board of Directors and shall be called by the President whenever so requested in writing by Shareholders representing at least one-tenth of the voting power of all shares entitled to vote at such meeting

Notice of each special meeting shall be served in the same manner as notice of an annual meeting except that the notice may be served at least seven days before the meeting. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where, within or without the State of Connecticut, the meeting is to be held. At any meeting at which all Shareholders shall be present, or of which all Shareholders not present waive notice in writing (such waiver being executed either before or after the holding of the meeting), the giving of notice as required herein may be dispensed with.

         Section 1.3. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividends, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for a least ten days immediately preceding such meeting. In lieu of closing stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of Shareholders, such date in any case to be not more than sixty days and, in case of a meeting of Shareholders, not less than ten days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for a determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or a determination of Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the

Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         Section 1.4. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the Shareholders entitled to vote at each meeting of Shareholders or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares by each. Such list or other equivalent record shall, for a period of five days prior to such meeting, be kept on file at the principal office of the Corporation or at the office or place of business of a transfer agent in this state and shall be subject to inspection by any Shareholder during usual business hours for any proper purpose. Such list or other equivalent record shall also be produced and kept at the time and place of the meeting and shall be subject for any such proper purpose to such inspection during the whole time of the meeting.

         Section 1.5. Quorum. At all meetings of Shareholders, except where it is otherwise provided by law, the presence in person or by proxy of Shareholders of record representing at least 50% of the issued and outstanding shares shall be necessary to constitute a quorum. A meeting at which less than a quorum is present may be adjourned from time to time by a majority of the Shareholders present in person or by proxy.

         Section 1.6. Proxies. At all meetings of Shareholders, a Shareholder may vote in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         Section 1.7. Voting. Except as otherwise provided by statute or by these By-laws, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Shareholders.

         Section 1.8. Action Without a Meeting. Any action that may be taken by the Shareholders at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Shareholders.

                                   ARTICLE II
                                    DIRECTORS

         Section 2.1. Number. The business and affairs of the Corporation shall be conducted and managed by a Board of not less than the minimum permitted by law, nor more than nine Directors. The number of Directorships at any time within such minimum and maximum shall be the number fixed by the resolution of the Shareholders or Directors, or in the absence of such resolution shall be the number of Directors elected at the preceding annual meeting of Shareholders.

         Section 2.2. Election. The Directors shall (except for the filling of vacancies) be elected at each annual meeting of Shareholders and shall hold office until their successors are elected.

         Section 2.3. Duties of Directors. The Board of Directors shall have the control and general management of the affairs and business of the Corporation, except as may be otherwise provided by the laws of the State of Connecticut.

         Section 2.4. Director's Meetings. A regular meeting of the Board of Directors shall be held immediately following the annual meeting of the Shareholders, and at such other times as the Board of Directors may determine. A special meeting of the Board of Directors may be called by the Chairman of the Board or the President at any time, and shall be called by the Chairman of the Board or the President upon the written request of at least two Directors.

         Section 2.5. Notice of Meetings. Notice of meetings, other than of the regular annual meeting, for which no notice need be given, shall be given by an officer of the Corporation orally, or by service thereof upon each Director in person, or by mail, or by telegram, at his last known post office address, not less than two days before such meeting, specifying the time and place within or without the State of Connecticut of such meeting. At any meeting at which every member of the Board of Directors shall be present, or of which all Directors not present waive notice in writing (such waiver being executed either before or after the holding of the meeting), the giving of notice as required herein may be dispensed with.

         Section 2.6. Quorum. At all meetings of the Board a majority of the Directors shall constitute a quorum for the transaction of business, except that a quorum shall be not less than two (unless there are fewer than two Directorships) Directors. If a quorum shall not be present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

         Section 2.7. Manner of Acting. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. A Director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and such participation shall constitute presence in person at such meeting.

         Section 2.8. Action Without a Meeting. Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the Directors.

         Section 2.9. Vacancies. Whenever any vacancy shall occur in the Board of Directors by death, resignation or otherwise, the vacancy may be filled for the unexpired term by action of the remaining Director(s) in office, or by the concurring vote of a majority of the remaining Directors in office though such remaining Directors are less than a quorum and though such majority is less than a quorum. The terms of this section shall not apply to any Directorship to be filled by reason of an increase in the number of Directors.

         Section 2.10. Compensation. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at such meeting of the Board of Directors, and may be paid a salary as Director or a fixed sum for attendance at each meeting of the Board of Directors, or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 2.11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

         Section 2.12. Directors' Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee or other committees. The designation of such Executive Committee or other committee shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by these By-laws or by resolution appointing the Executive Committee. Each such other committee shall have and may exercise such powers as may be authorized in the resolution appointing such other committee. Neither the Executive Committee nor such other committees shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the Shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the Bylaws of the Corporation.

                                   ARTICLE III
                                    OFFICERS

         Section 3.1. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President and a Secretary. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and may from time to time appoint additional officers with such duties as may be delegated to them by the Board. The officers of the Corporation need not be Directors, and one person may hold two or more offices, provided, however, that no one person shall hold the offices of both President and Secretary.

         Section 3.2. Election. All officers shall be elected by and shall hold office at the pleasure of the Board of Directors. Such election shall be by a majority of the Directors.

         Section 3.3. Removal. Any officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         Section 3.4. Duties of Officers. In addition to those powers and duties that may from time to time be delegated to them by the Board of Directors, and except as may be otherwise provided by the Board, the officers of the Corporation shall have the powers and perform the duties which by law and general usage appertain to their respective offices.

         Section 3.5. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE IV
                                      STOCK

         Section 4.1. Certificates. Certificates representing shares of the Corporation shall be in the form prescribed by the Board of Directors, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation, and shall be numbered in the order in which issued. Certificates shall be bound in a book and issued in consecutive order therefrom, and in the margin or stub thereof shall be entered the name of the person holding the shares therein represented, the number of shares and the date of issue. Each certificate exchanged or returned to the Corporation shall be cancelled, and the date of cancellation shall be indicated thereon by the Secretary, and such certificate shall be immediately pasted in the certificate books opposite the memorandum of its issue.

         Section 4.2. Transfer. Transfers of shares shall be made only upon the books of the Corporation by the holder of record thereof in person or by duly authorized attorney-in-fact under a power of attorney duly executed, acknowledged and filed with the Corporation, and only upon the surrender of the certificate for such shares, except that shares sold by the Corporation to satisfy any lien which it holds thereon may be transferred without the surrender of such certificates.

                                   ARTICLE V
                                CORPORATE ACTION

         Section 5.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 5.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 5.3. Checks, Drafts, Etc. All check, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 5.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may elect.

                                   ARTICLE VI
                                 MISCELLANEOUS

         Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 6.2. Amendments. These By-laws may be altered, amended, or repealed, and new

By-laws may be adopted, by the vote of a majority of all of the Shareholders of the Corporation at any annual or special meeting of Shareholders or by the vote of a majority of all of the Directors of the Corporation at any meeting of the Board of Directors.

         Section 6.3. Waiver of Notice. Whenever any notice is required to be given to any Shareholder or Director of the Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         Section 6.4. Indemnification. The Corporation shall indemnify any Director, or officer of the Corporation against expenses (including legal fees), judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred by him, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, by reason of the fact that he is or was a Director, or officer of the Corporation, or any of its subsidiaries, or acted as a Director or officer or in any other capacity on behalf of the Corporation, or any of its subsidiaries or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise; provided that he acted in good faith and in a manner which is reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.

         The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption and shall continue as to a person who has ceased to be a Director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any Director, officer, employee or agent of the Corporation may be entitled.

         I HEREBY CERTIFY that the foregoing is a full, true and correct copy of the Bylaws Of Billing Services International, Inc., a Delaware Corporation, as in effect on the date hereof.

Dated: July 7, 2000.


                                                /s/ James B. Duffy
                                                --------------------------------
                                                James B. Duffy
                                                Secretary